Exhibit 4.1

SECOND AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

THIS SECOND AMENDMENT dated as of October 11, 2017 (this “Amendment”) to that certain Note and Warrant Purchase Agreement, dated as of October 9, 2015, is entered into by and between AudioEye, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages hereto (each an “Investor” and collectively, the “Investors”). When provisions herein apply to both or either the Company or the Investors, they sometimes are referred to as “Parties” or “Party.”

RECITALS

A.           The Company and the Investors are parties to that certain Note and Warrant Purchase Agreement, dated as of October 9, 2015 (as amended, the “Purchase Agreement”).

B.            The Investors hold a majority of the outstanding principal amount under the Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement (the “Notes”), and, accordingly, this Amendment is being effected in accordance with Section 6.9 of the Purchase Agreement.

C.            Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement, as amended by this Amendment, unless herein defined or the context shall otherwise require.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1.    Amendments.

Section 1.1           Amendment of Section 1.4.

(a)          Section 1.4(b) is hereby amended and restated in its entirety to read as set forth below:

“Upon the election of any Investor that has not previously purchased a Discount Option Note under Section 1.4(d) within the three-year period immediately following the Initial Closing, any such Investor may purchase an Unsecured Convertible Promissory Note (each, an “Option Note”), in the form attached as Exhibit D hereto, in the principal amount equal to the “Option Principal Amount” set forth opposite such Investor’s name on Exhibit A and an additional Warrant with an aggregate exercise price equal to such Investor’s Option Principal Amount.  Any such optional sale and issuance (each, an “Option Closing”) must take place on or before the three-year anniversary of the Initial Closing (the date of any such Closing, an “Option Closing Date”). Each Option Note shall be considered a “Note” for all purposes under this Agreement.”

(b)          Section 1.4 is hereby amended by inserting at the end of such Section 1.4 the following new Section 1.4(d) as set forth below:

“Upon the election of any Investor prior to November 8, 2017 (the “Discount Option Deadline”), any Investor that has not previously purchased an Option Note under Section 1.4(b) may purchase an Unsecured Convertible Promissory Note (each, a “Discount Option Note”), in the form attached as Exhibit E hereto, in the principal amount equal to the “Option Principal Amount” set forth opposite such Investor’s name on Exhibit A and a warrant in the form attached as Exhibit F hereto with an aggregate exercise price equal to such Investor’s Option Principal Amount (each, a “Discount Warrant”). Any such optional sale and issuance shall be deemed an Option Closing and must take place on or before the Discount Option Deadline (the date of any such Closing, shall be deemed an Option Closing Date). Each Discount Option Note shall be considered a “Note” and each Discount Warrant shall be considered a “Warrant” for all purposes under this Agreement.”

Section 1.2           Amendment of Section 5.1. Section 5.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as set forth below:

“Registration Rights.

(a)          At any time after 30 days after the listing of the Common Stock on a national securities exchange such as the New York Stock Exchange or The Nasdaq Stock Market, the Investors holding at least 35% of the Securities on an as-converted basis (“Shares”) , shall have the right to request up to 2 of registrations per year under the Securities Act of all or any portion of their Shares pursuant to a registration statement or, at such requesting Investors’ option, pursuant to a registration statement, including the prospectuses, for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act or any successor rule thereto, on Form S-3 or on such other form appropriate for such purpose (a “Shelf Registration”) (collectively, the “Registration Statements”) provided that, in each case, (i) in the case of an underwritten offering, the anticipated aggregate offering price (including, for the avoidance of doubt, the aggregate offering price of shares offered by persons other than the Investors), net of Selling Expenses (as defined below), would exceed $10 million and (ii) notwithstanding the foregoing obligations, if the Company furnishes to the Investors requesting a registration pursuant to this Section 5.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after such registration request of the Investors is given. Each request for registration shall specify the number of Shares requested to be included in the registration, and the Registration Statement shall cover all Shares that the requesting Investors have requested to be included. Any prospectus filed as part of any Registration Statement filed pursuant to this Section 5.1(a) shall include underwritten public offerings in the plan of distribution, unless otherwise consented to by a majority of the requesting Investors. For the purposes of this Section 5.1(a), “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of the Shares, and fees and disbursements of counsel for any Investor, except for the fees and expenses of one counsel for the holders of Shares participating in such registration as a group borne and paid by the Company as provided in Section 5.1(d).

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(b)          If Shares are to be registered under the Securities Act pursuant to Section 5.1(a), the Company shall use its best efforts to effect the registration of the offer and sale of such Shares under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and applicable:

(i)          prepare and file with (or confidentially submit to) the SEC a Registration Statement covering the applicable Shares and use its best efforts to cause such Registration Statement to be declared effective as soon as practicable thereafter;

(ii)         prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and, in the case of a Shelf Registration, the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than two (2) years from the date the Registration Statement is first declared effective by the SEC, or if earlier, until all of such Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Shares in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)        within a reasonable time before filing such Registration Statement, prospectus or amendments or supplements thereto with the SEC, furnish to one counsel selected by holders of a majority of such Shares copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(iv)        use its best efforts to register or qualify such Shares under such other securities or "blue sky" laws of such jurisdictions as any selling Investor requests and do any and all other acts and things which may be necessary or advisable to enable such selling Investors to consummate the disposition in such jurisdictions of the Shares owned by such Investors; and

(v)         in connection with an underwritten offering (which may be part of a Shelf Registration), enter into such customary agreements (including an underwriting agreement in customary form containing customary representations, warranties and indemnifications) and take all such other customary actions as the holders of such Shares or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Shares (including, without limitation, cooperating in the due diligence process, making appropriate officers of the Company available to participate in "road show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Shares)).

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(c)          Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a registration statement on Form S-8 or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Shares, the Company shall give prompt written notice (in any event no later than 30 days prior to the filing of such registration statement) to the Investors of its intention to effect such a registration. A Piggyback Registration Statement shall not be considered a demand registration for the purposes of Section 5.1(a). The Company shall use its best efforts to include in such registration all Shares held by Investors with respect to which the Company has received written requests for inclusion from the Investors within 10 days after the Company’s notice has been given to each Investor and the Company’s obligations pursuant to Section 5.1(b), as applicable, shall apply to any such registration and sale.

(d)         All expenses incurred by the Company in complying with its obligations pursuant to this Section 5.1 and in connection with the registration and disposition of Shares shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Shares on, any securities exchange or over-the-counter trading market on which the Shares are listed or quoted); (ii) underwriting expenses; (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and "blue sky" laws (including, without limitation, fees and disbursements of counsel for the Company in connection with "blue sky" qualifications or exemptions of the Shares); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company's counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Shares participating in such registration as a group (selected by, in the case of a registration pursuant to Section 5.1(a), the holders of a majority of the Shares initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Shares included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 5.1 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits.

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(e)          The right of any Investor to request registration or inclusion of Shares in any registration pursuant to this Section 5.5 shall terminate upon the earliest to occur of:

(i)          immediately following the sale of all or substantially all the assets of the Company, any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person in which the Company is not the surviving entity, or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions; and

(ii)          such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.”

Section 1.3           Amendment of Section 6.8. Section 6.8 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Attorneys’ Fees and Expenses. Each party to this Agreement agrees to pay its own fees and expenses arising in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated in this Agreement; provided, however, that the Company shall reimburse the lead investor for its reasonable fees and expenses (including attorneys’ fees). If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit, or other proceeding.”

Section 1.4           Addition of Exhibit E. The Purchase Agreement is hereby amended to attach Exhibit A to this Amendment as Exhibit E to the Purchase Agreement.

Section 1.5           Addition of Exhibit F. The Purchase Agreement is hereby amended to attach Exhibit B to this Amendment as Exhibit F to the Purchase Agreement.

SECTION 2.    Miscellaneous.

Section 2.1          Ratification. Each Party hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

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Section 2.2          No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Party under the Purchase Agreement, nor shall the entering into of this Amendment preclude any Party from refusing to enter into any further amendments with respect to the Purchase Agreement. Other than as to otherwise expressly provided herein, without limiting the generality of the provisions of Section 6.9 of the Purchase Agreement, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Purchase Agreement or of the occurrence or continuance of any present or future breach thereunder.

Section 2.3         Headings; Interpretation. The headings in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Each reference to “herein,” “hereinafter,” “hereof,” and “hereunder” and each other similar reference contained in the Purchase Agreement, each reference to “this Agreement” and each other similar reference contained in the Purchase Agreement and each reference contained in this Amendment to the “Agreement” shall on and after the date of this Amendment refer to the Purchase Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the date of this Amendment may refer to the Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Purchase Agreement as amended by this Amendment unless the context otherwise requires. As used in this Amendment, the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. The recitals to this Amendment and all Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Amendment as if set forth herein.

Section 2.4         Complete Agreement. The Purchase Agreement, as amended by this Amendment, and all other certificates, documents or instruments executed under the Purchase Agreement, as amended by this Amendment, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of the Purchase Agreement, as amended by this Amendment; there are no conditions to this Amendment that are not expressly stated in this Amendment.

Section 2.5          Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Purchase Agreement in Section 6.9 of the Purchase Agreement.

Section 2.6          Governing Law. The provisions of Section 6.3 of the Purchase Agreement shall govern and apply to this Amendment, mutatis mutandis.

Section 2.7          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and .pdf signatures shall be deemed originals for all purposes.

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Section 2.8         Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Amendment shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in, and only in, the applicable jurisdiction.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

THE COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

Signature Page to Second Amendment to Note and Warrant Purchase Agreement

IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

INVESTOR:

Name of Entity

By:
Name:
Title:

Signature Page to Second Amendment to Note and Warrant Purchase Agreement

Exhibit A

Form of Discount Option Note

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

CONVERTIBLE PROMISSORY NOTE

Note No. [__]

$[______]	Date of Issuance: [_______]

FOR VALUE RECEIVED, AudioEye, Inc., a Delaware corporation (the “Company”), promises to pay to [______] (the “Holder”), or its registered assigns, the principal sum of [______], or such lesser amount as shall then equal the outstanding principal amount hereof, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This Convertible Promissory Note (this “Note”) is issued pursuant to the Note and Warrant Purchase Agreement, dated as of October 9, 2015, executed by the Company, the Holder, and the other parties thereto (as the same may from time to time be amended, modified, extended, renewed or restated, the “Purchase Agreement”). In the event of any conflict between the provisions of this Note and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.       Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2.       Conversion. Upon the issuance hereof, this Note shall immediately and automatically convert into a number of shares of common stock, $0.00001 par value per share, of the Company (“Common Stock”), which number of shares shall be determined by dividing (i) the principal and accrued and unpaid interest amount of the Note by (ii) $0.0672 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock) (the “Conversion Shares”).

3.       Mechanics and Effect of Conversion.

(a) Upon the conversion of this Note in accordance with Section 2 hereof, this Note shall be cancelled and the Company shall be forever released from all its obligations and liabilities under this Note.

(b) No fractional Common Shares shall be issued upon the conversion of this Note in full. In lieu of the Company issuing any fractional Common Shares to the Holder, Company shall pay to the Holder the amount of outstanding principal or interest that is not so converted.”

4.       Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder (and any event that with the giving of notice or passage of time would constitute an Event of Default shall be referred to as a “Default”):

(a)       the failure of the Company to convert the principal and interest on this Note to Common Stock in accordance with Section 2;

(b)       (i) the Company or a subsidiary of the Company (a “Subsidiary”) makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company or a Subsidiary as bankrupt or insolvent; (iii) any order for relief with respect to the Company or a Subsidiary is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company or a Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a Subsidiary or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company or a Subsidiary and either (x) the Company or such Subsidiary by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

(c)       unless waived by the Holders of a majority in interest of the outstanding principal under the Notes, if the Company defaults in the due and punctual observance or performance of any of its covenants or other obligations contained in this Note, the Purchase Agreement or the warrants issued in connection with the Purchase Agreement (the “Warrants”), and such failure continues for more than sixty (60) days after delivery of written notice thereof;

(d)       any representation or warranty of the Company made in the Purchase Agreement or Warrants shall be incorrect when made in any material respect; or

(e)       any of the Company’s indebtedness for borrowed money is accelerated as a result of a default or breach under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements and capital equipment lease agreements, by which the Company is bound or obligated, which breach is not cured by the Company within sixty (60) days of delivery of written notice thereof.

If an Event of Default described in (b) above shall occur, the principal of and accrued interest on the Note shall become immediately due and payable without any declaration or other act on the part of the Holder. Immediately upon the occurrence of any Event of Default described in (b) above, or upon failure to pay this Note on the Maturity Date, the Holder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Note, or at law or in equity.

If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may by notice to the Company declare all or any portion of the outstanding principal amount of the Note to be due and payable, whereupon the full unpaid amount of the Note which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment.

If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursement and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder.

5.       Successors and Assigns. Subject to the restrictions on transfer described in Section 7 below, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

6.       Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holders of a majority of the outstanding principal under the Notes.

7.       Transfer of this Note.

(a)       This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless such legend is removed in accordance with Section 7(b). The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary. Notwithstanding anything to the contrary, this Note may be transferred from the Holder to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members.

(b)       The restrictive legend set forth on the Note shall be removed and the Company shall issue a Note without such legend or any other legend to the Holder if (i) such Note or the Conversion Shares are sold pursuant to an effective registration statement under the Securities Act (provided that the Holder agrees to only sell such Note or Conversion Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (i) such Note or Conversion Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (iii) such Note or Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 7(b), provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new Note in the name of any person other than the relevant Holder and its affiliates.

For the purposes of this Section 7, the term “transfer” shall include any sale, pledge, gift, assignment, or other disposition of this Note or securities into which such Note may be converted.

8.       Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holders of a majority in interest of the outstanding principal under the Notes.

9.       Treatment of Note. To the extent permitted by generally accepted accounting principles, Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

10.       Notices, etc. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

(i)             if to the Holder its address set forth in the Purchase Agreement; and

(ii)           if to the Company at:

AudioEye, Inc.

5210 E Williams Cir, Tucson, AZ 85711

Attention: President

With a copy which shall not constitute notice to:

DLA Piper LLP (US)

401 Congress Avenue, Suite 2500

Austin, Texas 78701

Attention: Jenifer R. Smith

facsimile (512) 457-7001

11.     Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

12.     Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. In connection with any dispute which may arise hereunder, the parties hereby irrevocably submit to the exclusive jurisdiction of any court located in Delaware and each party waives any objection to the laying of venue therein.

13.     Savings. No part of this Note or any agreement entered into in connection herewith, nor any charge or receipt by Holder, is supposed to permit Holder to impose interest or other amounts in excess of lawful amounts, and shall be automatically constrained by this provision. If an excess occurs, Holder will apply it as a credit or otherwise refund it and the rate or amount involved will automatically be reduced to the maximum lawful rate or amount. To the extent permitted by law, for purposes of determining Holder’s compliance with law, Holder may calculate charges by amortizing, prorating, allocating and spreading.

14.     Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

15.     Miscellaneous. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Note shall bind the Company and its successors and permitted assigns. The rights under and benefits of this Note shall inure to the Holder and its successors and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

AudioEye, Inc.

Convertible Promissory Note

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

HOLDER:

If Entity:

Entity Name:

By:

Name:

Title:

If Individual:

Name:

Signature:

AudioEye, Inc.

Convertible Promissory Note

Exhibit B

Form of Discount Warrant

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Warrant No. [   ]

AUDIOEYE, INC.

COMMON STOCK WARRANT

This Common Stock Warrant (this “Warrant”) is issued as of [__], 2017, by AudioEye, Inc., a Delaware corporation (the “Company”), to [_______] (the “Holder”) according to the terms of that certain Note and Warrant Purchase Agreement, dated as of October 9, 2015, by and between the Company and the other parties thereto (as the same may from time to time be amended, modified, extended, renewed or restated, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.       Number of Warrant Shares; Exercise Price. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company [______] shares of common stock, $0.00001 par value per share (the “Common Stock”), of the Company (as adjusted from time to time, “Warrant Shares”) at a price of $0.07 per Warrant Share, if exercised on or before November 8, 2017, or $0.10 per Warrant Share, if exercised after November 8, 2017 (as adjusted for splits and the like, the “Exercise Price”).

2.       Exercise Period. This Warrant is exercisable as to the Warrant Shares covered hereby during the period commencing on the date hereof and continuing until 5:00 p.m. Arizona Time on the fifth (5th) anniversary hereof (the “Expiration Date”).

3.       Method of Exercise. Subject to Sections 1 and 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by: (a) the surrender of this Warrant, together with a duly executed copy of the form of exercise notice attached hereto as Annex I (the “Exercise Notice”), to the secretary of the Company at its principal office, accompanied by (b) either (x) the payment to the Company by cash, check or wire transfer of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased (such product, the “Purchase Price”) or (y) the payment of the Purchase Price through a “cashless exercise” in accordance with Section 4. The date on which the Exercise Notice is delivered to the secretary of the Company is an “Exercise Date.”

4.       Cashless Exercise. In the event the Holder elects to satisfy its obligation to pay the Purchase Price through a “cashless” exercise, the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the arithmetic average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date (the “Fair Market Value”); and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets. “Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities. “Principal Trading Market” means the OTC Bulletin Board, the OTC Markets, NASDAQ or a national securities exchange. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

5.       Rule 144. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date of this Warrant (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

6.       Certificates for Warrant Shares. If the shares of the Company are certificated, upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued and delivered to the Holder as soon as practicable thereafter, with a legend substantially similar to the legend set forth below (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

Upon any partial exercise of this Warrant, the Company shall forthwith issue and deliver to the Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Warrant Shares for which this Warrant may still be exercised.

The legend set forth in this Section 6 shall be removed and the Company shall issue a certificate (or issue in an uncertificated form) without such legend or any other legend to the Holder if (a) such Warrants or Warrant Shares are sold pursuant to an effective registration statement under the Act (provided that the Holder agrees to only sell such Warrant or Warrant Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (b) such Warrants or Warrant Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (c) such Warrants or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 6, provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new certificate or statement in the name of any person other than the relevant Holder and its affiliates.

7.        Issuance of Warrant Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by the Holder).

8.        Reservation of Warrant Shares. From the date hereof until the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock of the Company or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock of the Company upon the exercise of this Warrant.

9.       Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)     Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time prior to the Expiration Date subdivide the Warrant Shares, by forward stock split or otherwise, or combine such shares, or issue additional shares as a dividend with respect to any such shares, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. The aggregate Exercise Price shall be reduced by the aggregate amount of cash dividends paid to holders of equity securities in the Company prior to the date of the Holder’s exercise of the Warrant. Any adjustment under this Section 9(a) shall become effective as of the record date of such subdivision, combination, dividend, or other distribution, or in the event that no record date is fixed, upon the making of such subdivision, combination or dividend.

(b)     Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Warrant Shares prior to the Expiration Date (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), whether through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company (any of the foregoing a “Sale Event”), then, as a condition of such Sale Event, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such Sale Event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. If the Company, at any time while this Warrant is outstanding, distributes to holders of the Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property.  The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c)     Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares or other securities or property thereafter purchasable and/or the Exercise Price after giving effect to such adjustment upon exercise of this Warrant.

(d)     Notice of Sale Event or Distributed Property. The Company shall promptly notify the Holder (i) of any Sale Event and the kind and amount of shares of stock or other securities or property to which the Holder will be entitled in accordance with Section 9(b), and (ii) in the event there is any distribution of Distributed Property, the portion of the Distributed Property to which the Holder is entitled in accordance with Section 9(b).

10.     Further Limitations on Disposition. The Holder agrees not to dispose of all or any portion of the Warrant Shares or the Warrant (a) unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (b) the proposed disposition is pursuant to a transaction exempt from the registration requirements of the Act; provided, however, that the Holder may dispose or otherwise transfer the Warrant to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members, in each case without the requirements set forth in this Section 10.

11.     No Fractional Warrant Shares. Notwithstanding any provisions to the contrary in this Warrant, the Company shall not be required to issue any Warrant Shares representing fractional Warrant Shares, but may instead make a payment in cash based on the Exercise Price.

12.     No Rights as Stockholders. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed. Upon exercise of this Warrant, the Holder shall become a stockholder of the Company in accordance with the Company’s certificate of incorporation, to the extent such Holder is not already a stockholder of the Company.

13.     Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

14.     Miscellaneous.

(a)     Further Acts. Each of the parties hereto agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Warrant.

(b)     Notices. Unless otherwise provided, all notices and other communications required or permitted under this Warrant shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person in the Purchase Agreement, or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

(c)     Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by the Company or the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares, waiving on behalf of all Holders, or the Holder, waiving on its own behalf, of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such parties so waiving. The Holder hereby acknowledges that any provision hereof may be amended, modified, supplemented or waived on its behalf by the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(d)     Headings; References. The headings of sections contained in this Warrant are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to effect the meaning, interpretation or applicability of this Warrant or any term, condition or provision hereof.

(e)     Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Warrant shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

(f)      Governing Law. This Warrant any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the conflicts of law provisions.

(g)     Entire Agreement. The terms and provisions of the Transaction Agreements supersede all written and oral agreements and representations made by or on behalf of the Company. The Transaction Agreements contain the entire agreement of the parties.

(h)     Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i)      Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant and no party shall be required to produce an original or all of such counterparts in making such proof.

(j)      Jurisdiction. EACH OF THE PARTIES AGREE THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS WARRANT OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. EACH OF THE PARTIES HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

(k)     Information Rights. While  any  securities of the Company remain outstanding and  are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are not exempt from reporting under Rule 12g3-2(b) under the Exchange Act, furnish to the Holder, upon request and at the Company’s expense, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

(l)      No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

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IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

Signature page to

AudioEye, Inc.
Common Warrant

IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

HOLDER:

If Entity:

Entity Name:

By:

Name:

Title:

If Individual:

Name:

Signature:

Signature page to

AudioEye, Inc.
Common Warrant

ANNEX I

NOTICE OF EXERCISE

TO:

1.            The undersigned Warrantholder (“Holder”) elects to acquire the Warrant Shares of AudioEye, Inc. (the “Company”), pursuant to the terms of the Warrant dated __________, 2017 (the “Warrant”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

2.            The Holder elects to purchase _________ Warrant Shares as provided in Section 3 and (check one):

☐	tenders herewith a check in the amount of $_______ as payment of the Purchase Price

☐	intends that payment of the Purchase Price shall be made as a “cashless exercise’ under Section 4 of the Warrant

3.            The Holder surrenders the Warrant with this Notice of Exercise.

4.            The Holder represents that it is acquiring the aforesaid Warrant Shares for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the Warrant Shares unless in compliance with all applicable federal and state securities laws.

5.            Pursuant to this Notice of Exercise, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

By:

Name:

Title:

Date:

A-1